UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 2, 2006
STEWART ENTERPRISES, INC.
( Exact name of registrant as specified in its charter)

LOUISIANA (State or other jurisdiction of incorporation)	1-15449 (Commission File Number)	72-0693290 (I.R.S. Employer Identification No.)
1333 South Clearview Parkway
Jefferson, Louisiana 70121
(Address of principal executive offices) (Zip Code)

(504) 729-1400
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement
     Effective November 2, 2006, Stewart Enterprises, Inc. (the “Company”) entered into a retirement agreement with Everett N. Kendrick, Executive Vice President, Chief Operating Officer and President – Sales and Marketing Division, which provides that he will retire from all positions with the Company on December 31, 2006. Mr. Kendrick’s retirement agreement provides that the Company will pay him $350,000 in equal bi-weekly installments over a two-year period commencing six months after his retirement date. As Mr. Kendrick’s bonus with respect to the fiscal year ending October 31, 2006, the Company will pay him $244,500 on or before January 5, 2007. Any of Mr. Kendrick’s stock options and restricted stock not vested on or before December 31, 2006 will be forfeited. The agreement also provides Mr. Kendrick with continued health insurance through December 31, 2007. A copy of the retirement agreement is attached hereto as Exhibit 10.1 and is incorporated by reference herein.
Item 1.02 Termination of a Material Definitive Agreement
     Pursuant to Mr. Kendrick’s retirement agreement, the Change of Control Agreement between the Company and Mr. Kendrick has terminated.
Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers
     (b) Everett N. Kendrick, Executive Vice President, Chief Operating Officer and President – Sales and Marketing Division, has decided to retire effective December 31, 2006.
Item 9.01 Financial Statements and Exhibits
     (c) Exhibits

Exhibit
Number	Description

10.1	Retirement agreement dated October 26, 2006 effective November 2, 2006 between Stewart Enterprises, Inc. and Everett N. Kendrick

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STEWART ENTERPRISES, INC.
November 3, 2006	/s/ Angela M. Lacour
Angela M. Lacour
Vice President Corporate Controller Chief Accounting Officer

EXHIBIT INDEX

Exhibit
Number	Description

10.1	Retirement agreement dated October 26, 2006 effective November 2, 2006 between Stewart Enterprises, Inc. and Everett N. Kendrick